Exhibit 99.1
OpenText Announces Leadership Transition
Appoints 25-Year OpenText Veteran James McGourlay as Interim Chief Executive Officer
Board of Directors Establishes Executive Committee and Commences CEO Search
Company to Continue to Explore Portfolio-Shaping Opportunities to Enhance Focus
Waterloo, ON, August 11, 2025 – Open Text Corporation (NASDAQ: OTEX) (TSX: OTEX) (“OpenText” or the “Company”) today announced the appointment of James McGourlay, currently Executive Vice President, International Sales at OpenText, as Interim Chief Executive Officer, effective immediately. Mr. McGourlay has been with the Company for more than 25 years and has held senior roles in sales, customer operations, IT, technical support, product support and special projects.

The OpenText Board of Directors (the “Board”) informed Mark J. Barrenechea of this transition from his role as CEO, Chief Technology Officer, and Vice Chairman of the Board, effective immediately.

To support the executive leadership team during the transition period, the Company announced the appointment of P. Thomas Jenkins as Executive Chair and Chief Strategy Officer, and the establishment of an Executive Committee. Members of the Executive Committee include Mr. Jenkins as Chair, Mr. McGourlay, Interim CEO, Paul Duggan, President & Chief Customer Officer, Todd Cione, President, Worldwide Sales, Cosmin Balota, Interim CFO & Chief Accounting Officer and Michael Acedo, Executive Vice President, Chief Legal Officer and Corporate Secretary. Mr. Jenkins, currently Chair of the Board, previously served as CEO of the Company and Executive Chair. The Board also appointed Major-General (Ret.) David Fraser as the independent Lead Director of the OpenText Board.

OpenText today also announced that it will continue to work with its financial advisors to explore portfolio-shaping opportunities that enhance focus on the Company’s core Information Management for AI business and deliver long-term shareholder returns. There can be no assurance that this ongoing work will result in the Company pursuing a transaction. There is no timeframe for the conclusion of the process, and the Company does not intend to comment further unless and until further disclosure is determined to be appropriate.

“After a thorough review of the business and its performance, and as we look ahead to the Company’s future, the Board believes there is an opportunity to enhance shareholder value by growing revenue in our core Information Management for AI business and redeploying capital from the non-core assets,” said Mr. Jenkins, Executive Chair of the Board and Chief Strategy Officer. “On behalf of the Board, I thank Mark for 13 years of dedicated service at OpenText and we wish him the best. Now is the right time for this leadership transition, and James is the ideal leader to serve as Interim CEO. I look forward to working with him and our Executive Leadership Team to ensure that OpenText continues to advance its strategy.”

“I believe in the opportunities ahead for OpenText and will work diligently in the CEO role on an interim basis,” said Mr. McGourlay, Interim CEO. “With the Company’s Business Optimization Plan well underway, and given our position at the forefront of Information Management for AI, I am confident that we will continue to innovate across these areas and deliver solutions that power our customers’ businesses.”

In connection with today’s announcement, Savinay Berry has been named Chief Technology Officer, effective immediately. Mr. Berry previously served as Executive Vice President and Chief Product Officer at OpenText, making this a natural transition to the CTO role.

Mr. Jenkins continued, “We congratulate Mr. Berry on his well-deserved promotion to CTO and look forward to him extending our competitive advantage through innovation in this dedicated role.”

The Board has formed a CEO Search Committee, comprising independent directors David Fraser, Bob Hau, Goldy Hyder and Kristen Ludgate to identify the Company’s next CEO and will retain a leading executive search firm to assist with the process.

About Interim CEO James McGourlay

James McGourlay most recently served as Executive Vice President, International Sales, at OpenText since 2021, where he led sales, pre-sales, and partner teams in OpenText’s Asia, Japan, Latin America and Advancing Market regions.

Mr. McGourlay joined OpenText in 1997, and has held many key leadership positions at OpenText in sales, international sales, IT, technical support, product support and special projects. He was EVP, Customer Operations, where he was responsible for key customer relationships. Previously, Mr. McGourlay was Senior Vice President of Global Technical Services at OpenText,

responsible for Technical Support, Renewals, Customer Onboarding and Professional Services, managing all post-sale services, customer lifetime value, and accelerating customers’ time to value.

Mr. McGourlay has been the catalyst for tremendous growth in the OpenText Customer Services team for the Americas. He has sponsored programs such as My Support, Partner Support Program, quality audits and enhanced Customer Support programs. He and his team are also spearheading the movement towards integrations management, social engagement support for customers and continued improvements to the customer experience.

Mr. McGourlay was instrumental in the Company’s early acquisitions and the OpenText Enterprise Deployment Board, which he chaired until 2010.

About Chief Technology Officer Savinay Berry

Savinay Berry has over 20 years of leadership experience in product and engineering for global software and cloud enterprises. He most recently served as the Executive Vice President and Chief Product Officer for OpenText. In this role, Mr. Berry has led the Product & Engineering organization to define the vision and strategy for OpenText products including Content, Experience, Business Network, IT Operations, Application Delivery, Analytics & Legal Tech, and more.

Prior to serving in this role, Mr. Berry was most recently with Vonage before its acquisition by Ericsson in 2022. At Vonage, Mr. Berry was Executive Vice President, Product and Engineering, where he was responsible for global leadership of Vonage’s engineering, product management, and security teams. Focused on driving the company’s technology strategy, he led the innovation of the Vonage Communications Platform (VCP) and a portfolio of solutions to accelerate the world's ability to connect.

Prior to joining Vonage, Mr. Berry was Senior Vice President, Cloud Services at OpenText, responsible for all cloud services and strategy, including infrastructure, service delivery, managed services, and developer services. Before that, he also served as OpenText Vice President, Engineering and Products leading cloud applications, design, performance and security. Mr. Berry has held various product and engineering roles at Dell EMC and Empowered Inc., which was acquired by Qualcomm in 2014.

Mr. Berry holds both a Bachelor’s and Master’s degree in Electrical and Computer Engineering and an M.B.A. from Kellogg School of Management at Northwestern University.

About Executive Chair & Chief Strategy Officer P. Thomas Jenkins

P. Thomas Jenkins is Executive Chair of the Board and Chief Strategy Officer of OpenText. From 1994 to 2005, Mr. Jenkins was President, then Chief Executive Officer and then from 2005 to 2013, Chief Strategy Officer of OpenText. Mr. Jenkins has served as a Director of OpenText since 1994 and as its Chairman since 1998. In addition to his OpenText responsibilities, Mr. Jenkins is a Commissioner of the Tri-Lateral Commission and Chair of Darwin.Cx, a digital community startup. Mr. Jenkins has also served as a board member of Manulife Financial Corporation, Thomson Reuters Inc. and TransAlta Corporation. Mr. Jenkins was previously Chair of the World Wide Web Foundation, First Ascent Ventures and he was also past Chair of the Ontario Global 100 (OG100) and past Canadian Co-Chair of the Atlantik Bruecke. He was the tenth Chancellor of the University of Waterloo and was the founding Chair of the National Research Council of Canada (NRC). He received his commission as an officer in the Canadian Armed Forces in 1983.

Mr. Jenkins is a member of the Waterloo Region Entrepreneur Hall of Fame, a Companion of the Canadian Business Hall of Fame and recipient of the Ontario Entrepreneur of the Year award, the McMaster Engineering L.W. Shemilt Distinguished Alumni Award and the Schulich School of Business Outstanding Executive Leadership award. He is a Fellow of the Canadian Academy of Engineering (FCAE). Mr. Jenkins was awarded the Canadian Forces Decoration (CD), the Queen's Diamond Jubilee Medal (QJDM) and the Knight’s Cross of the Order of Merit of the Federal Republic of Germany (BVO). Mr. Jenkins is an Officer of the Order of Canada (OC). Mr. Jenkins received an M.B.A. from Schulich School of Business at York University, an M.A.Sc. from the University of Toronto and a B.Eng. & Mgt. from McMaster University. Mr. Jenkins has received honorary doctorates from seven universities.

About Lead Director Major-General (Ret.) David Fraser

Major-General (Ret.) David Fraser has served as a director of OpenText since September 2018. Mr. Fraser is the President of Aegis Six Corporation of Ottawa. He served in various command and staff positions in the Princess Patricia’s Canadian Light Infantry from platoon to Division throughout his 30-year career. Most notably, he commanded the NATO coalition in southern Afghanistan in 2006.

He is a graduate of the Canadian Forces Command and Staff College in Toronto, holds a Master’s of Management and Policy and is a graduate of the United States Capstone Program (Executive School for generals). His honors and awards include the Commander of Military Merit, the Canadian Meritorious Service Cross, the Meritorious Service Medal, the United States Legion of Honor and Bronze Star (for service in Afghanistan), and leadership recognition awards from the Netherlands, Poland, and NATO. He is the recipient of the Vimy award for contributions to leadership and international affairs and the Atlantic Council Award for international leadership.

Upon his departure from the military, Mr. Fraser joined the private sector and, along with his partners, created Blue Goose Pure Foods. Mr. Fraser joined INKAS® Armored Vehicle Manufacturing as their Chief Operating Officer in 2015 until 2017. In 2016, he founded Aegis Six Corporation, which aims to address the needs of capacity building abroad and for the private sector within Canada. Mr. Fraser currently works with the Bank of Montreal on their Canadian Defence Community Banking Program, and in the last five years, he was also a member of the Conference of Defence Association board and was a director of Route1, Inc. Mr. Fraser is the co-author of Operation Medusa, The Furious Battle that Saved Afghanistan from the Taliban.

About OpenText

OpenText is a leading Cloud and AI company that provides organizations around the world with a comprehensive suite of Business AI, Business Clouds, and Business Technology. We help organizations grow, innovate, become more efficient and effective, and do so in a trusted and secure way – through Information Management. For more information about OpenText (NASDAQ/TSX: OTEX), please visit us at https://www.opentext.com.

Connect with us: Twitter | LinkedIn

Forward-Looking Statements

Certain statements in this press release, including in respect of the CEO search, portfolio-shaping opportunities, revenue growth for the Information Management for AI business and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions, including statements regarding future targets and aspirations, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that the Company achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company’s blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

Media Contact:
Erin McCabe
Open Text Corporation
publicrelations@opentext.com

Investor Contact:
Greg Secord
Open Text Corporation
investors@opentext.com

Copyright ©2025 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: https://www.opentext.com/about/copyright-information.

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